CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Class R Shares Prospectus and "Independent Auditors" and "Financial Statements" in the Pioneer Mid Cap Growth Funds' Class A, Class B, Class C and Class R Shares Statement of Additional Information, and to the incorporation by reference of our report, dated November 7, 2003, on the financial statements and financial highlights of Pioneer Mid Cap Growth Fund in the Annual Report to the Shareowners for the year ended September 30, 2003, in Post-Effective Amendment Number 34 to the Registration Statement (Form N-1A, 1933 Act File No. 2-79140).


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 29, 2004